UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013 (May 3, 2013)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Senior Secured Term Loan Credit Facility

On May 3, 2013, HCA Inc., a wholly-owned subsidiary of HCA Holdings, Inc., entered into a joinder agreement to replace its existing senior secured term B-2 loan credit facility maturing on March 31, 2017 (the “Tranche B-2 Term Loan Facility”) with a new $2,000,000,000 senior secured term B-5 loan credit facility (the “Tranche B-5 Term Loan Facility”) on substantially the same terms as the Tranche B-2 Term Loan Facility, other than to lower pricing, such that borrowings under the Tranche B-5 Term Loan Facility will bear interest at LIBOR plus an applicable margin of 2.75% or a base rate plus an applicable margin of 1.75%.

The foregoing description of the joinder agreement is qualified in its entirety by the terms of such agreement. Please refer to such joinder agreement, which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 4.1	Joinder Agreement No. 2, dated as of May 3, 2013, by and among HCA Inc., as borrower, Bank of America, N. A., as administrative Agent and collateral agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

/s/ David G. Anderson
David G. Anderson Senior Vice President- Finance and Treasurer

Date: May 9, 2013

EXHIBIT INDEX

Exhibit 4.1	Joinder Agreement No. 2, dated as of May 3, 2013, by and among HCA Inc., as borrower, Bank of America, N. A., as administrative Agent and collateral agent and the lenders party thereto.